UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
April 12, 2005

THE SHAW GROUP INC.

(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-12227 (Commission File Number)	72-110616 (IRS Employer Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana 70809
(Address of principal executive offices and zip code)

(225) 932-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

      On April 12, 2005, The Shaw Group Inc. (the “Company”) entered into an underwriting agreement with the underwriters named therein to sell 12,850,000 shares of the Company’s common stock, no par value, and granted the underwriters an over-allotment option to purchase up to 1,927,500 shares of the Company’s common stock. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. The closing of the issuance and sale of the common stock occurred on April 18, 2005.

      On April 14, 2005, the Company filed with the Securities and Exchange Commission a prospectus supplement dated April 12, 2005 to the accompanying base prospectus included in the Company’s registration statement on Form S-3 (Registration No. 333-112965), as amended. The prospectus supplement was filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, in connection with the above described offering. Certain opinions related to such registration statement and the offering are filed as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is furnished as an Exhibit to this Current Report on Form 8-K.

1.1 Underwriting Agreement by and among the Company and the several underwriters named therein, dated April 12, 2005.

5.1 Opinion of Vinson & Elkins L.L.P.

23.1 Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC. (Registrant)
Date: April 18, 2005	By:	/s/ ROBERT L. BELK
Robert L. Belk, Executive Vice President
and Chief Financial Officer

THE SHAW GROUP INC.

EXHIBIT INDEX

Form 8-K
April 4, 2005

Exhibit Number	Description
1.1	Underwriting Agreement by and among The Shaw Group, Inc. and the underwriters named in Schedule A thereto, dated April 12, 2005

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto)